UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2009 (February 23, 2009)
(Date of Earliest Event Reported)

m-Wise, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-51743 (Commission File Number)	11-3536906 (I.R.S. Employer Identification No.)

3 Sapir Street, Herzelyah, Pituach, Israel 46852
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972-73-2620000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S ACCOUNTANT

On February 23, 2009 we have terminated our engagement with Davis Accounting Group, LLC as our auditor.  As part of the efforts to reduce operating expenses of the company we decided to terminate our engagement with Davis Accounting Group, LLC.  This decision was accepted and ratified by our Board of Directors as of February 23, 2009.  Consequently, we have retained SF Partnership, LLC, to serve as our independent auditor and will report on our financial statements.

From the date of Davis Accounting Group’s engagement, through the date of the termination of the engagement, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing cope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in their report.  In addition, during that time period, no “reportable events” occurred, as described in Item 304(a)(1)(iv) of Regulation S-B.

We requested that Davis Accounting Group furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01.  A copy of the response we received is filed as Exhibit 16.1 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS

16.1 Letter from Davis Accounting Group, LLC, dated February 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

m-WISE, INC.

/s/ Mordechai Broudo
Mordechai Broudo
Chairman

February 24, 2009